                                                                    EXHIBIT 23.4


June 13, 1996


Moovies, Inc.
201 Brookfield Parkway
Greenville, South Carolina

Members of the Board:

     We hereby consent to the use in this Registration Statement of our report, dated May 7, 1996, relating to the financial statements of American Multi-Entertainment, Inc., DBA: Premiere Video, and the reference to our Firm under the caption "Experts" in the Prospectus.

                                         MCMAHON, HARTMANN, AMUNDSON & CO., LLP